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                                                                      EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion by reference in the registration statements on Form S-3 (Registration No. 333-57337), Form S-8 (Registration
No. 333-45589) and Form S-3 (Registration No. 333-45335) of our report dated December 24, 1997, except for Note 17 as to which the date is July 27, 1998, on our audits of the financial statements and financial statement schedules of SoftNet Systems, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                             COOPERS & LYBRAND L.L.P.

                                             /s/ PricewaterhouseCoopers L.L.P.

Chicago, Illinois
July 27, 1998